   UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 28, 2008

PET EXPRESS SUPPLY, INC.
(Name of Small Business Issuer in its Charter)

Nevada	000-52654	20-3768799
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

59 West 19th Street, 6th Floor,
New York, NY 10011
(Address, Including Zip Code of Principal Executive Offices)

(646) 461-2400
(Issuer's telephone number)

5219 S. Pittsburg Street
Spokane, WA 99223
(Former name or former address, if changed since last report)

Copies to:
Marc J. Ross, Esq.
Louis A. Brilleman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 28, 2008, Pet Express Supply, Inc.(“Pet Express”) entered into a Share Exchange Agreement (the “Exchange Agreement”) with each of the shareholders (the “Shareholders”) of CJ Vision Enterprises, Inc., a Delaware corporation doing business as Woozyfly.com (”CJVE,” the “Company” or “Woozyfly”), pursuant to which Pet Express purchased from the Shareholders all issued and outstanding shares of CJVE’s common stock, preferred stock and warrants to purchase CJVE stock in consideration for the issuance of 2,235,112 shares of common stock of Pet Express and, to one of the Shareholders, warrants to purchase 629,424 shares of common stock of Pet Express (the "Share Exchange").

The Share Exchange resulted in a change in control of Pet Express with the Shareholders owning 2,235,112 shares of common stock of Pet Express out of a total of 2,935,112 issued and outstanding shares after giving effect to the Share Exchange.  Also, the Shareholders were elected directors of Pet Express and appointed as its executive officers.  As a result of the Exchange Agreement, (i) CJVE became a wholly-owned subsidiary of Pet Express and (ii) Pet Express succeeded to the business of CJVE as its sole business.  Accordingly, Pet Express intends to change its corporate name to Woozyfly, Inc.

Also on July 28, 2008, Pet Express entered into a Loan and Security Agreement with a number of accredited investors providing for the issuance by Pet Express of its 6% Convertible Notes due June 30, 2011 in the aggregate principal amount of $800,000 and warrants to purchase 150,000 shares of common stock of Pet Express.

The following is a summary of the agreements that Pet Express entered into on July 28, 2008.

Exchange Agreement

Pursuant to the Exchange Agreement, the Shareholders transferred all of their CJVE shares and warrants to purchase shares to Pet Express in consideration of the issuance of 2,235,112 shares of common stock of Pet Express to the Shareholders.  One of the Shareholders also exchanged its warrants to purchase CJVE stock for warrants to purchase 629,424 shares of Pet Express common stock at $0.01 per share. The common stock was issued as follows:

Name	Number of Shares
Vision Opportunity Master Fund Ltd.	290,576(1)

DigitalFX International, Inc.	920,000

WF Holdings, LLC	405,000

Bleecker Holdings, Inc.	405,000

Others	214,536

Total	2,235,112
________________
(1) Does not include warrants to purchase 629,424 shares of common stock at $0.01 per share.

Loan and Security Agreement

On July 28, 2008, Pet Express also entered into a Loan and Security Agreement providing for the issuance to several accredited investors by Pet Express of its 6% Convertible Notes due June 30, 2011 in the aggregate principal amount of $800,000 (the “Notes”). The entire principal amount under the Notes plus all accrued and unpaid interest is due on the third anniversary of the date of issuance. Interest is payable on the last day of each calendar quarter, commencing September 30, 2008. Pet Express may make interest payments in cash, or at its option through the reduction of the conversion price discussed below.

The Notes may be converted at any time, at the option of the holder, into shares of common stock of Pet Express at $4.00 per share. The conversion price is subject to adjustment in event Pet Express issues shares (or securities convertible into shares) at a price that is lower than the then applicable conversion price.

Pet Express has the right to force conversion of the entire outstanding principal amount (or a portion thereof), provided, generally that there is then an effective registration statement in effect with the respect to the shares issuable upon conversion of the Notes, the trading price of Pet Express’s common stock is greater than $7.00 and the average daily trading volume for the preceding 15 trading days exceeds 50,000.

The Notes are subject to mandatory prepayment by Pet Express in the event of a financing, and the proceeds of such financing exceed $4,000,000, in which case all of the proceeds of such financing(s) in excess of $4,000,000 must be used to prepay the Notes, with the holders of Notes receiving a proportionate share of such proceeds.

The Notes rank senior to all current and future indebtedness of Pet Express and are secured by substantially all of the assets of Pet Express.
In connection with the issuance of the Notes, Pet Express granted to the investors five-year warrants to purchase an aggregate of 150,000 shares of common stock of Pet Express at $4.50 per share. The warrants contain cashless exercise provisions that enable the holder to exercise the warrants without paying additional consideration and to receive a reduced number of shares in accordance with a formula set forth in the warrant.

Item 2.01 Completion of Acquisition or Disposition of Assets

See Item 1.01 hereof.

NOTE: The discussion regarding Pet Express’s business contained in this Item 2.01 relates primarily to Woozyfly.  Information relating to the business and results of operations of Pet Express and all other information relating to Pet Express was previously reported in its Annual Report on Form 10-KSB for the year ended December 31, 2007 and prior periodic filings with the SEC and is herein incorporated by reference to those reports.

DESCRIPTION OF PET EXPRESS’S BUSINESS

Pet Express Supply, Inc. was incorporated in the State of Nevada on September 11, 2003 to sell pet supplies via the Internet to discriminating feline and canine owners seeking unique products not typically found in the larger pet "superstores."  To date, it has generated no significant revenues from that business.  As a result of the Exchange Agreement, (i) CJVE became a wholly-owned subsidiary of Pet Express and (ii) Pet Express succeeded to the business of CJVE as its sole business.   Accordingly, Pet Express intends to change its name to Woozyfly, Inc.

DESCRIPTION OF WOOZYFLY’S BUSINESS

Overview

General

CJVE was formed on June 1, 2007 to conduct business as a web commerce merchant through "WOOZYFLY.com." Woozyfly is an Internet music and entertainment company that owns and operates WOOZYFLY.com, an on-line music media site devoted to independent music and entertainment, and WOOZY Productions, a production company that produces and owns music videos, reality content, recorded musical performances, animations, recorded concerts and interviews with recording artists, all for streaming on the WOOZYFLY.com website and available for such other uses as the Woozyfly may determine. Woozyfly’s goals are to create the first truly complete music and entertainment resource for broadcasting, promotion, marketing, distribution, licensing, communication, and user generated content online. To that end, it has created a platform for fans, bands, artists, and internet DJs and VJs to connect with each other while discovering new music and entertainment. Woozyfly was founded by music industry veterans and experts in internet marketing, social networks and technology.

WOOZYFLY.com Highlights

•
Social networking, communication and marketing/promotion tools are offered to all who become free members—including streaming, live and archived video, video-messaging, video e-mail, video chat, video blogs, video classifieds, mobile delivery and podcasts.

•	A platform for live webcasting a music/entertainment show creating one’s very own online television channel.
•	Thousands of music videos and programming from hundreds of labels and content resources.
•	Original music videos, interviews with bands and solo recording artists, concerts and other music-related video programs are produced by WOOZY PRODUCTIONS and streamed on the WOOZYFLY.com Website.
•
WOOZYFLY.com offers programming to every music lover and artist and covers a variety of music genres from rock, alternative, pop or metal to hip-hop, electronic/dance, blues or R&B, to country, folk, gospel or Christian.

Revenue Sources

Advertising Sales.

Woozyfly creates marketing and promotional platforms with a music and entertainment backbone for corporations and strategic partners, record labels and management companies to help promote their products, services and artists. By providing this platform, Woozyfly enables and helps these corporations to create their own 24 hours a day, online television network to enable a unique marketing and promotional vehicle. These parties are able to create original programming (with the help of WOOZYFLY.com’s internal resources), stream commercials, and broadcast live interviews, press conferences, tradeshows, concerts, events, etc.

WOOZYFLY.com also sells display and video advertising on its website. It is offering for sale display ads, video ads, pop-ups and banner ads that are available in standard internet advertising formats. Video within display ads can be auto or user initiated with either a click or mouseover. Banners are available in all types, including Leaderboard, Skyscraper, and Menu placements.

WOOZYFLY.com is also selling the right to:

•	sponsor shows broadcast by on-line disc jockeys and/or video jockeys (EJs), live and archived concerts, and other events on the WOOZYFLY.com website; and
•	set up a sponsored channel on the woozyfly.com website, with original, customized content to be provided by WOOZYFLY.com and Woozy Productions.

So far WOOZYFLY.com has sold advertising on its website through third party servers that place advertising on the site, and also through its internal sales force. WOOZYFLY.com is currently in discussions with additional parties for the sale of advertising space on its website.

“White Label” Technology Solutions

WOOZYFLY.com creates marketing and promotional platforms with a music and entertainment backbone for corporations and strategic partners, record labels and management companies to help promote their products, services and artists. By providing this platform WOOZYFLY.com enables and helps these corporations to create their own 24 hours a day, online television network to enable a unique marketing and promotional vehicle. These affiliates can create original programming (with the help of WOOZYFLY.com’s internal resources), stream commercials, and broadcast live interviews with spokespersons, press conferences, tradeshows, concerts, events, etc.

Sales and Licensing of Owned Content

In the future, additional revenues may be derived from the packaging and sale of video products produced by WOOZY Productions and owned by Woozyfly. The Company has a catalogue of over 1,400 original music videos and 1,400 audio-only master recordings corresponding to such videos. In addition, the Company has hundreds of videos of interviews with bands, interviews with fans and other programming around music events, and other music-related programming. Over 90% of these recordings, both video and audio, are owned by the Company. The Company is developing a plan to package and sell or license video products and audio products embodying the owned content. Such products could include single-artist CDs, compilation CDs, concert DVD’s, compilation DVD’s of music videos, downloads of music videos and audio-only sound recordings, licenses of audio-only master recordings for use in soundtracks of motion pictures, television shows and video games, and sales of subscriptions to listen to certain video products and/or audio-only recordings. Under most of the agreements with the artists pursuant to which these recordings were produced, the artist must approve any commercial exploitation and may receive a royalty or share of profits from such exploitation.

The video and audio recordings that are not owned by the Company are licensed to the Company by the artists and/or record labels for streaming for various license periods. In most cases, the production and license agreements for such content require the owner to pay to the Company a royalty or percentage of profits resulting from the commercial exploitation of such content (see “Sales of Production Services” below).

Sales of Production Services

The Company can sell the services of Woozy Productions’s experienced and gifted video production team to record labels and artists who would like to have music videos or a concert video created on a work-for-hire basis. The Company has entered into several of such work-for-hire agreements, receiving streaming rights to the videos as compensation, as well as contingent income in the form of profit share in the event that the owner of the recordings exploits the recordings commercially. Such arrangements have been entered into with the well-known bands Lordi and Less Than Jake for concert videos. The Company anticipates that it may receive significant revenue from commercial exploitation of home video products embodying such videos in the future. In the future Woozy Productions may also be able to charge more substantial fees for its production services, including up-front payments that cover expenses, overhead and guaranteed profit.

Affiliate Networks

The Company can make money by becoming affiliates of other websites that sell products and share revenue from such sales with the affiliate directing customers to their site. The Company has commenced discussion with several of such websites.

The Woozyfly.com Website and Woozy Productions

WOOZYFLY.com Features Available to All Visitors to the Site

Visitors to WOOZYFLY.com can watch music videos and live or archived shows, listen to songs from a large archive of recordings, and read public profile pages for fans, bands and on-line disc jockeys and/or video jockeys (EJs). Specifically, WOOZYFLY.com provides technology that enables them to:

•	Watch music videos, animations and listen to music created and/or licensed by WOOZYFLY.com.
•	Watch well-known and amateur EJs who will be broadcasting live and archived music shows.
•	View content posted by members and bands on their sites.
•	Sign up to become a member and create a free profile.
•	Buy music.
•	Download free music files.

WOOZYFLY.com Features Available to Members

Membership of WOOZYFLY.com is open to all and free of charge. The feature rich environment of WOOZYFLY.com will include numerous web 2.0 and proprietary technologies to enable communication and interaction between members and content provided on the site.

WOOZYFLY.com provides all its members with (i) free tools to produce quickly and easily customized audio-visual programs and (ii) the opportunity to become an on-line disc jockey or video jockey (an EJ), broadcasting live shows, playing their own music and videos for their audience.

WOOZYFLY believes that its members, including fans, bands and EJs, will be able to utilize an entire suite of tools to communicate more efficiently than any other social network on the web. WOOZYFLY believes that its platform is unique and has a competitive edge compared to other websites because it provides the following features:

•	Utilize easy, one-click tools to create personalized web page profiles.
•	Upload user generated content onto personalized profile pages, including video, audio and photos.
•	Customize users’ profiles to promote their favorite ideas, charities, hobbies, music and playlists and etc.
•	Reach other members via profile searches, buddy requests, email and video/audio and text Instant Messaging.
•	Listen to streaming music from WOOZYFLY.com’s library of audio recordings.
•	Watch music videos from WOOZYFLY.com’s library of thousands of music videos.
•	Watch live concerts and club gigs.
•	Watch live and archived music shows from WOOZYFLY.com’s featured EJs.
•	Access text and/or video blogs maintained by the EJs, in which the EJs discuss music and recording artists and any other topics the user chooses.
•	Interact with WOOZYFLY.com’s featured EJs via video/text instant messaging.
•	View and interact with other members via buddy lists, email, video/text instant messaging, profile searches, comments to message boards, forums, and groups.
•	Use his or her personalized web page to link up and communicate with other users, either via video email, video chat, text message.
•	Sell his or her own music or video content, or related items, on his or her personalized web page.
•	Buy music, merchandise and services.
•	Utilize video classified ads.
•	Take part in contests and online events.
•	Swap video games.
•	Free storage of 5 gigabytes of storage via WOOZYFLY.com’s media vault where members can store photos, videos, music and all of their other media.
•	Free text messaging directly from profile page.
•	Free email collection and management widget.
•	Upgrade their account to include additional storage space, video email, more bandwidth and increased viewership.
•	Become an EJ and broadcast their own “music station” to millions of fans through WOOZYFLY.com’s proprietary live streaming video on their profile page.
•	Use video email to make their email have impact and originality.
•	Transcoders to encode any file format into any another desired file format.

EJs will be able to:

•	Broadcast their own “music station” to millions of fans through WOOZYFLY.com’s proprietary live streaming video.
•	Have access to hundreds of free videos per month to customize their playlists for their EJ broadcasts.
•	Archive past shows in their media vault that all visitors and members will be able to access and watch.
•	Promote their show and music compilations through various groups, message boards and member only promotion tools.
•	Have WOOZYFLY.com promote their show via online and offline marketing mixes such as: viral marketing, public relations, and grassroots marketing.
•	Sell their music compilations via WOOZYFLY.com’s online store where they will receive a percentage of the sale.

WOOZYFLY.com Features Available to Recording Artists

By utilizing the functionality and tools from their own Profile Page, WOOZYFLY.com allows artists to connect personally and communicate with their entire fan base via webcasts, video instant messaging, video e-mails and text message blasts to deliver the latest news, releases, contests, tour updates and latest, activities. On its Profile Page, a band has the ability to showcase its videos and latest tracks, and link fans to the band’s own Store (or third party merchandise distributor), where they can sell CDs and merchandise.

WOOZY PRODUCTIONS’ Original Programming

In addition to providing a platform for fans, EJs and artists’ generated content, Woozyfly’s production company division, WOOZY PRODUCTIONS, professionally produces live and archived video programs, including:

▪	Programs showcasing artists’ performances at the Woozyfly website (see the “Live at the Loft” and “The Set at JSM Music” pages).
▪
Concerts in off-site venues (for example, the “A Hello-ween Extravaganza: Live From New York City—Lordi at the Fillmore at Irving Plaza”; “Girls Don’t Cry: Live at Arlene’s Grocery”, and, upcoming in December, Tub Ring at the Luna Lounge).

▪	Live daily streaming (for example, streaming live from 7p.m. - 4a.m. daily from the World Famous Bitter End club, 147 Bleecker Street in Greenwich Village, NYC beginning January 2008)
▪
Music videos (for example, Chris Barron, former lead singer of the Spin Doctors, performing his new single “Heartbreak Boulevard”; Pras Michel, formerly of the Fugees, performing his new single “It’s OK”).

▪	Live reality programming from the Company’s offices (see “The Flytrap” page).
▪	Interviews with artists (see the “Meet the Band” page).
▪	Animated videos using sound recordings produced by WOOZY Productions as the soundtrack (see the “Woozy-mation” page).

A majority of the original video recordings made by WOOZY Productions are owned by Woozyfly. Currently, its original content catalogue includes music videos and corresponding studio-quality audio-only recordings of approximately 1400 songs, and interviews with more than 200 bands and/or recording artists.

Cross Promotion Relationships

A large consumer electronics company that manufactures devices from digital video and music players to accessories and televisions has elected to pre-install original music videos produced by WOOZY Productions on its high-resolution MP3 and video player, launched in the second quarter of 2008. This company and WOOZYFLY.com made a joint presentation of this player with the installed Woozy Productions content at the annual Consumer Electronics Show in January 2008. The Company expects this initiative to be successful in cross-promoting WOOZYFLY.com and the products of the electronics company, and consequently to lead to other joint promotional ventures and advertising sales.

Relationships with Music Venues. Woozyfly will be broadcasting live from the World Famous Bitter End at 147 Bleecker Street in Greenwich Village, NYC. For decades, The Bitter End has been the hub of music discovery. From classic musicians such as Bob Dylan, Otis Redding and Bo Didley to more recently popular musicians such as The Spin Doctors, Gavin DeGraw and Norah Jones, many of the world’s greatest recording artists have played there. Woozyfly expects this relationship to lead to other relationships with important music venues in other cities.

Important Record Labels and Established Performing Artists. Over one hundred record labels and many well-known performing artists with huge fan bases have entered into cross-promotion arrangements with WOOZYFLY.com. Pursuant to such arrangements, Woozy Productions produces live concerts and other music-related programs featuring artists with large followings, and the label or artist, as the case may be, joins WOOZYFLY.com in promoting this original and exclusive content on the WOOZYFLY.com website. Among the labels who have participated in such arrangements are Eagle Rock, Blackheart Records, Ferret Records, and The End Records. Artists who have participated in such arrangements include major artists ZZ Top, Kittie, and Lordi.

Areas of Growth

The Company is planning by develop or purchase a music download store, whose catalogue will include licensed audio recordings and music videos, and Woozy Productions’ original, owned audio recordings and music videos. The Company has also plans to create the largest digital distributor of content (video, audio, audio books, podcasts etc.) on the web utilizing its unique platform.

One of the companies that the Company has opened discussions with, is PayPlay.FM, a company that has over 1,637,000 songs from more than 103,000 artists in its catalogue, giving it the third largest digital music catalogue on the internet. PayPlay.FM offers an attractive and easy to use interface, and offers excellent sound quality, with 192kbps VBR. The site also provides the choice of WMA or MP3 formats, fully compatible with any MP3 player, and is supported by Windows, Mac, and UNIX operating systems, all with no additional software, plug-ins, extensions or bloatware to install. Music may be selected by browsing through files sorted by artist, genres, release date, mood (e.g. angry, brooding, dreamy, funny, party, etc.), or type (e.g. acoustic, background, compilations, etc.).  With no required subscription, anyone can browse the music library and receive recommendations of similar artists. The first 30-seconds of each song may be previewed for free, and songs are available for purchase in unprotected MP3 format for $0.88, or protected WMA format for $0.77.

Woozyfly.com also intends to add the functionality of used video game swapping on the website. The company has had preliminary discussions with SaySwap, Inc., a company in that business, with a view toward a possible acquisition of SaySwap by the Company.

Other areas for expansion include: artist management, tour booking, music publishing.

Licenses of Web Content and Musical Compositions

WOOZYFLY.com has entered into the following license agreements, with performing rights organizations:

•	Blanket “radio” licenses from ASCAP, BMI and SESAC, representatives for the owners of musical compositions, for streaming of audio recordings of musical compositions.
•	Blanket “radio” license from Sound Exchange, representative for the owners of sound recordings (artists or record labels), for streaming of audio recordings of musical compositions.

WOOZYFLY.com has entered into license agreements with many record labels for free promotional use of audio only sound recordings and music videos. Record labels and artists who upload music and video content to the WOOZYFLY.com website all agree to the website’s “Terms of Use Agreement” (sometimes referred to as a “click license”), which grants WOOZYFLY.com the right to stream the uploaded content on the terms set forth in the “Terms and Use Agreement”, which may be found by clicking the button captioned “Terms & Disclosures” at the bottom of each page in the WOOZYFLY website network.

In September 2007 WOOZYFLY.com entered into a license agreement with Retail Entertainment Design, LLC, for a two year license of videos, at a flat fee of approximately $44,000, which fee has been paid in full.

Intellectual Property

We have not tried to register copyrights or patents on any of our software programs, methods, or other ideas, but we believe that some of our computer code may have common law copyright protection. In addition, the content of our video production is subject to common law copyright protection. The Company intends to register its copyrights either (i) to all of the thousands of video recordings and audio recordings owned by Woozy Productions, or (ii) just to selected recordings from this catalogue.

We also own the www.woozyfly.com domain name www.woozyfly.com (as well as wooziefly.com, woozeefly.com, woozyfly.biz, woozyfly.info. woozyfly.net, woozyfly.mobi, woozyfly.org, woozyfly.tv, woozyfly.us, woozyflyinc.com), and own or hold exclusive and non-exclusive licenses to several proprietary software applications relating to video e-mail, video instant messaging, live webcasting and digital vault storage technology, including a perpetual non-exclusive license we obtained from Wowza Media.

We have a policy of entering into confidentiality and non-disclosure agreements with our employees and some of our vendors and customers as we deem necessary. These agreements and policies are intended to protect our intellectual property, but we cannot ensure that these agreements or the other steps we have taken to protect our intellectual property will be sufficient to prevent theft, unauthorized use or adverse infringement claims. We cannot prevent piracy of our methods and features, and we cannot determine the extent to which our methods and features are being pirated. Further, the laws of some foreign countries do not protect our proprietary rights as well as the laws of the United States.

Competition

We compete against well-capitalized social network and Internet based media companies as well as many smaller companies. The market for our products and services is highly competitive. The sector that we operate in is evolving and growing rapidly, and companies are continually introducing new products and services.

Competitive parameters include the range of our product offerings, the performance and quality of our products and services, the reliability of our infrastructure, our expertise and experience in streaming media technology, our scalability and capacity, ease of use, the price of our services, and the level of customer support.

In many cases, competitors may have longer operating histories, more customers, greater financial strength, more name recognition, and larger technical staffs. These competitors may be able to attract customers more easily because of their financial resources and, awareness in the market and free subscriptions because of advertising revenue. Our larger competitors can also devote substantially more resources to business development and may adopt more aggressive pricing policies.

We consider the following entities our main competitors:

•	Live365.com (thousands of free online radio stations)
•	Livevideo.com (live video broadcaster and video streaming site; social networking profiles)
•	MySpace-Social network with large music based promotion engine
•	ReverbNation-Social network and band promotion website with tools and features to help with marketing
•
MusoCity - This social network is designed around the concept of bringing together fans, musicians, artists, venues, and retailers. You can sign up for free and start sharing profiles, music preferences, and local stores to see what might be going on in your area.

•	Ourstage.com - contests that bands can enter, members vote for the winners
•
Flotones - This site provides resources for fans and artists to interact with their material. Its main feature is one that allows you to promote your content through cell phones with wallpapers and ringtones. You can do this through your MySpace profile, at your shows, or on a website.

•	Rcrdlbl.com - bands can self-market by setting up profile pages
•
Sellaband - fans and listeners become producers, investing money into their favorite bands to give them a recording opportunity. The investors get a small cut of the profits and the artists get a chance to record their music, as well as pick up half of the ad revenue from their music being downloaded.

•
Last.fm - allows users to keep track of what music they listen to, then search for new music based on their past listening habits. Other features include the ability to listen to new music, learn more about artists, find people who have similar tastes, find local shows, create charts of top songs, and publish any of this information to a different website. Artists can upload and promote their music and videos for free.

•
Haystack - Another social network that allows users to search through and create their own music preferences lists, Haystack brings musicians and fans together with free, shareable videos, images, music and review content.

•
Mercora Radio - The social network at Mercora allows you to listen to music for free through its online radio service. It allows you to search your own hard drive as well and broadcast all legally purchased music on a radio channel to the world. Bands and artists can create their own playlists, mixing their tracks with favorites from other bands.

•	Ourstage - creates on-line contests between bands in various genres, with members to the site voting for the winners.
•
Sonific - The sonific interface has two sides. Side one is devoted to allowing musicians to upload and share their music through widgets on the Sonific home page. Side two allows users to access and listen to that music for free, wherever they want to put it - either on a blog, a social networking profile, or a different website. Direct downloads are not allowed.

•
Midomi - This site combines the same popularity of regular music social networking with some interesting and exciting new technology that allows people to actually search for songs and artists by humming or singing part of a song. It is the perfect way to find that song that you just cannot remember the name of. While it is not quite as streamlined for artist use, the novelty of its design makes it a probably contender for future growth and expansion, perfect for getting in on the ground floor of now.

•
MOG - This social network allows visitors to find new music to listen to by filtering through peoples’ profiles with custom search parameters. You will also find news, music reviews, streaming audio, TV features, and YouTube clips. Imagine MySpace Music as its own site with a few new features.

•
iJigg - This site allows you to comment on other songs and share your own favorites or home made tracks. The rating system allows people to decide what becomes popular and there are two different account-types - listener and artist.

Employees

As of July 28, 2008 Woozyfly had a staff of 21, including 13 full-time employees, 2 part-time employees (including the Chief Financial Officer Todd Bomser), and 6 individuals who work for us on a contractor basis).  None of its employees is represented by a labor union, and Woozyfly considers our employee relations to be excellent.

Description of Property

Its principal office is located at 59 West 19th Street, 6th Floor, New York, New York 10011.  It occupies 4,300 square feet.  The term of the original lease expires November 30, 2008. The monthly rent is $13,000.

Legal Proceedings

From time to time, Woozyfly may be named in claims arising in the ordinary course of business.  Currently, no legal proceedings or claims are pending against or involving Woozyfly that could reasonably be expected to have a material adverse effect on its business and financial condition.

MANAGEMENT’S DISCUSSION AND ANALYSIS AND PLAN OF OPERATION

Forward Looking Statements

Some of the statements contained in this Form 8-K that are not historical facts are "forward-looking statements" which can be identified by the use of terminology such as "estimates," "projects," "plans," "believes," "expects," "anticipates," "intends," or the negative or other variations, or by discussions of strategy that involve risks and uncertainties.  We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties, and other factors affecting our operations, market growth, services, products, and licenses.  No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events.  Factors that may cause actual results, our performance or achievements, or industry results, to differ materially from those contemplated by such forward-looking statements include without limitation:

1. Our ability to attract and retain management, and to integrate and maintain technical information and management information systems;

2. Our ability to generate customer demand for our services;

3. The intensity of competition; and

4. General economic conditions.

All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements.  Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Introduction

Effective July 28, 2008, Pet Express acquired all of the capital stock of CJ Vision Enterprises, Inc. (“CJVE”). Consequently, Pet Express owns, and shall continue operating, the business of CJ Vision, comprised of WOOZYFLY.com, a music media and entertainment website devoted to the emerging new music and entertainment business, and WOOZY Productions, a production company that produces and owns music videos, reality content, recorded musical performances, animations, recorded concerts, interviews with recording artists, and other entertainment programming, all for streaming on the WOOZYFLY.com website and available for such other uses as Pet Express may determine. The operations of WOOZYFLY.com and WOOZY Productions are based in New York City, and Pet Express has a staff of 20 people. The acquisition will be accounted for as a reverse acquisition of Pet Express and the financial statements of CJVE will supersede those of Pet Express as a result of which the historical results of Pet Express will be those of CJVE.

WOOZYFLY.com and WOOZY Productions were founded by music industry veterans and experts in internet marketing, social networks and technology. CJVE’s goal was to create the first truly complete music and entertainment resource for broadcasting, promotion, marketing, distribution, licensing, communication, and user generated content online. To this end, the Company has created a platform for bands and solo artists, fans and internet DJs and VJs to connect with each other while discovering new music and entertainment; and for record labels and other companies to market and promote their artists and products.

Overview

The WOOZYFLY.com website offers many services to its members and visitors. Anyone can be a visitor simply by going to the website (www.woozyfly.com). Such services include:

•	To all users, including both members and visitors, free music video programming, including thousands of licensed videos and original videos and audio-only recordings produced by WOOZY Productions.
•	To members, the ability to creating a profile page and then to post user-generated content.
•	To members who become “EJs”, the ability to broadcast their own internet shows using content they upload to their page, or WOOZYFLY.com licensed and original content.
•
To members, social networking, communication and marketing/promotion tools—including streaming, live and archived video, video-messaging, video e-mail, video chat, video blogs, video classifieds, mobile delivery, podcasts.

Revenue Sources

Revenue Sources

WOOZYFLY.com and WOOZY Productions have multiple sources of revenue. Of these sources, only the first mentioned below, advertising sales, has yet produced revenue for the Company.

Advertising Sales. One of these sources is advertising sales. Advertising vehicles offered by WOOZYFLY.com include:

o
Display and Video Advertising on the Website. WOOZYFLY.com offers for sale display ads, video ads, pop-ups and banner ads that are available in standard internet advertising formats. Video within display ads can be auto- or user-initiated with either a click or mouseover. Banners are available in all types, including Leaderboard, Skyscraper, and Menu placements.

o	WOOZYFLY.com is also selling the right to sponsor EJ shows, live and archived concerts, and other events on the WOOZYFLY.com website.
o
WOOZYFLY.com is also offering to corporate advertisers the right to set up a sponsored channel on the woozyfly.com website, with original, customized content to be provided by WOOZYFLY.com and Woozy Productions.

At present WOOZYFLY.com sells advertising through third party servers that place ads on the web site, as well as through its internal sales force.

“White Label” Technology Solutions

WOOZYFLY.com creates marketing and promotional platforms with a music and entertainment backbone for corporations and strategic partners, record labels and management companies to help promote their products, services and artists. By providing this platform WOOZYFLY.com enables and helps these corporations to create their own 24 hours a day, online television network to enable a unique marketing and promotional vehicle. These affiliates can create original programming (with the help of WOOZYFLY.com’s internal resources), stream commercials, and broadcast live interviews with spokespersons, press conferences, tradeshows, concerts, events, etc.

Sales and Licensing of Owned Content

The Company has a catalogue of over 1,400 original music videos and 1,400 audio-only master recordings corresponding to such videos. In addition, the Company has hundreds of videos of interviews with bands, interviews with fans and other programming around music events, and other music-related programming. Over 90% of these recordings, both video and audio, are owned by the Company. The Company is developing a plan to package and sell or license video products and audio products embodying the owned content. Such products could include single-artist CDs, compilation CDs, concert DVD’s, compilation DVD’s of music videos, downloads of music videos and audio-only sound recordings, licenses of audio-only master recordings for use in soundtracks of motion pictures, television shows and video games, and sales of subscriptions to listen to certain video products and/or audio-only recordings. Under most of the agreements with the artists pursuant to which these recordings were produced, the artist must approve any commercial exploitation and may receive a royalty or share of profits from such exploitation.

The video and audio recordings that are not owned by the Company are licensed to the Company by the artists and/or record labels for streaming for various license periods. In most cases, the production and license agreements for such content require the owner to pay to the Company a royalty or percentage of profits resulting from the commercial exploitation of such content (see “Sales of Production Services” below).

Sales of Production Services

The Company can sell the services of Woozy Productions’s experienced and gifted video production team to record labels and artists who would like to have music videos or a concert video created on a work-for-hire basis. The Company has entered into several of such work-for-hire agreements, receiving streaming rights to the videos as compensation, as well as contingent income in the form of profit share in the event that the owner of the recordings exploits the recordings commercially. Such arrangements have been entered into with the well-known bands Lordi and Less Than Jake for concert videos. The Company anticipates that it may receive significant revenue from commercial exploitation of home video products embodying such videos in the future. In the future Woozy Productions may also be able to charge more substantial fees for its production services, including up-front payments that cover expenses, overhead and guaranteed profit.

Affiliate Networks

The Company can make money by becoming affiliates of other websites that sell products and share revenue from such sales with the affiliate directing customers to their site. The Company has commenced discussion with several of such websites.

Critical Accounting Policies

Woozyfly’s critical accounting policies, including the assumptions and judgments underlying them, are disclosed in the notes to combined financial statements which accompany the combined financial statements.  These policies have been consistently applied in all material respects and address such matters as revenue recognition and depreciation methods.  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reported period.  Actual results could differ from these estimates.

Advertising

Advertising costs are expensed as incurred and amounted to $30,681.

Office Equipment

Office equipment is carried at cost. Depreciation is calculated using the straight line method over the estimated useful lives of the related assets ranging from 5-7 years. Expenditures for repairs and maintenance are charged to expense as incurred.

Website Design Costs

Costs incurred in website design are accounted for under Emerging Issues Task Force 00-2, Accounting for Web Site Development Costs, whereby direct costs related to development and enhancement of internal use software is capitalized, and costs related to maintenance are expensed as incurred. These website development costs are amortized on a straight line basis over the estimated useful life of five years.

Stock Based Compensation

The Company accounts for stock options and warrants using the fair value recognition provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123 (Revised 2004), “Share-Based Payment,” (“SFAS 123(R)”). SFAS 123(R) addresses all forms of share based compensation awards including shares issued under employment stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS 123(R), share based payment awards will be measured at fair value on the awards grant date, based on the estimated number of awards that are expected to vest and will be reflected as compensation expense in the financial statements.

Recent Accounting Pronouncements

In September 2006, the Financial Accounting Standards Board (‘‘FASB’’) issued SFAS No. 157 (‘‘SFAS 157’’), ‘‘Fair Value Measurements.’’ Among other requirements, SFAS 157 defines fair value and establishes a framework for measuring fair value and also expands disclosure about the use of fair value to measure asset and liabilities. SFAS 157 is effective beginning the first fiscal year that begins after November 15, 2007. The Company is currently evaluating the impact of SFAS 157 on its financial position and results of operations.

In February 2007, the FASB issued SFAS No. 159 (“SFAS 159”) ‘‘The Fair Value Opinion for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115’’ which permits entities to choose to measure many financial instruments and certain other items at fair value. The fair value option established by this Statement permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. Adoption is required for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS 159. The Company is currently evaluating the expected effect of SFAS 159 on its financial statements and is currently not yet in a position to determine such effects.

In December 2007, the Financial Accounting Standards Board (‘‘FASB’’) issued Statement of Financial Accounting Standards No. 141 (revised 2007), Business Combinations (‘‘SFAS 141(R)’’). SFAS 141(R) changes accounting for acquisitions that close beginning in 2009 in a number of areas including the treatment of contingent consideration, contingencies, acquisition costs, IPR&D and restructuring costs. More transactions and events will qualify as business combinations and will be accounted for at fair value under the new standard. SFAS 141(R) promotes greater use of fair values in financial reporting. In addition, under SFAS 141(R), changes in deferred tax asset valuation allowances and acquired income tax uncertainties in a business combination after the measurement period will impact income tax expense. Some of the changes will introduce more volatility into earnings. SFAS 141(R) is effective for fiscal years beginning on or after December 15, 2008. The Company has not yet determined the impact this standard will have on its financial statements.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51 (‘‘SFAS 160’’). SFAS 160 will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests (NCI) and classified as a component of equity. This new consolidation method will significantly change the accounting for transactions with minority interest holders. SFAS 160 is effective for fiscal years beginning after December 15, 2008. The Company has not yet determined the impact, if any, of SFAS 160 on its financial statements.

In December 2007, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 110 (“SAB 110”). SAB 110 amends and replaces Question 6 of Section D.2 of Topic 14, Share-Based Payment of the Staff Accounting Bulletin series. Question 6 of Section D.2 of Topic 14 expresses the views of the staff regarding the use of the “simplified” method in developing an estimate of the expected term of “plain vanilla” share options and allows usage of that method for option grants prior to December 31, 2007. SAB 110 allows public companies which do not have sufficient historical experience to provide a reasonable estimate to continue the use of this method for estimating the expected term of “plain vanilla” share option grants after December 31, 2007. The adoption of this pronouncement by the Company has not had an effect on its financial statements.

In February 2008, the FASB issued Staff Position No. FAS 140-3, “Accounting for Transfers of Financial Assets and Repurchase Financing Transactions,” which provides guidance on accounting for a transfer of a financial asset and a repurchase financing. This accounting guidance presumes that an initial transfer of a financial asset and a repurchase financing are considered part of the same arrangement (linked transaction) under SFAS No. 140. However, if certain criteria are met, the initial transfer and repurchase financing shall be evaluated separately under SFAS No. 140. Staff Position No. FAS 140-3 will be effective for financial statements issued for fiscal years beginning after November 15, 2008, and for interim periods within those fiscal years. Early adoption is prohibited. Management is evaluating the potential effect this guidance may have on its financial condition and results of operations.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities - an amendment of FASB Statement No. 133,” (“SFAS 161”) as amended and interpreted, which requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. Disclosing the fair values of derivative instruments and their gains and losses in a tabular format provides a more complete picture of the location in an entity’s financial statements of both the derivative positions existing at period end and the effect of using derivatives during the reporting period.

Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Early adoption is permitted, but not expected.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

Results of Operation

Production Expenses. Since July 11, 2007, C J Vision has produced music and music related video and other video programming for purposes of providing editorial content to the Woozyfly.com website and marketing the Woozyfly.com website.  This expense, approximately $50,000 per month, includes commissions, professional fees and payroll for employees working on production.

Operating Losses

C J Vision’s operations have resulted in Operating Losses and a Net Loss every quarterly period since the Company was incorporated on June 1, 2007. In part this results from the Company’s failure to secure sufficient advertising sales customers to cover operating and other expenses. Management believes that increasing its catalogue, exploiting its catalogue, and consummating advertising sales transactions that C J Vision’s ad sales team has been developing are key factors to achieve an Operating Profit and Operating Income.

  RISK FACTORS

An investment in our securities involves a high degree of risk.  In determining whether to purchase our securities, you should carefully consider all of the material risks described below, together with the other information contained in this Current Report on Form 8-K before making a decision to purchase our securities.  You should only purchase our securities if you can afford to suffer the loss of your entire investment.

RISKS RELATED TO OUR BUSINESS

We have incurred significant losses to date and may continue to incur losses.

From inception on June 1, 2007 through the fiscal year ended December 31, 2007, we incurred a net loss of $1,122,473.  For the three month period ended March 31, 2008, we incurred a net loss of $726,660.  We may continue to incur losses for at least the next 12 months.  Continuing losses will have an adverse impact on our cash flow and may impair our ability to raise additional capital required to continue and expand our operations.

We have a limited operating history for you to evaluate our business. We may never attain profitability.

We have been engaged in the business of internet music and social networking service for only a short amount of time, and have limited current operations.  The business of developing and maintaining websites is inherently risky.  As company with limited operating history, it is difficult for potential investors to evaluate our business.  Our proposed operations are therefore subject to all of the risks inherent in light of the expenses, difficulties, complications and delays frequently encountered in connection with the formation of any new business, as well as those risks that are specific to our industry.  Investors should evaluate us in light of the delays, expenses, problems and uncertainties frequently encountered by companies developing markets for new products, services and technologies.  We may never overcome these obstacles.

Intense competition in the internet social networking industry and in the music media industry may adversely affect our revenue and profitability.

We operate in a highly competitive environment and we compete for members, visitors and advertisers with numerous well established internet social networking sites, as well as many smaller and/or newer sites. As a music media company, we compete for consumers and advertisers with other companies in the music media business, including internet, television and print media companies. In addition to music, there are numerous entertainment products and services available to consumers and, as a result, we also compete with companies that operate in the television, movie and video game industries. If we are unable to differentiate our products and generate sufficient appeal in the marketplace, our ability to achieve our business plan may be adversely affected. The effect of such competition has been to put pressure on profit margins and to involve us in vigorous competition to obtain and retain consumers and advertisers.

As compared to us, many of our competitors have:

•	significantly longer operating histories and greater brand recognition;
•	greater financial, management and other resources.

If we are unable to compete effectively in our market, our revenue and profitability may be adversely affected.

Our success depends on the scope of our intellectual property rights and not infringing the intellectual property rights of others.

Our success depends in part on our ability to:

•	obtain copyrights or trademarks or rights to copyrights or trademarks and to maintain their validity and enforceability;
•	operate without infringing upon the proprietary rights of others; and
•	prevent others from infringing on our proprietary rights.

We will be able to protect our proprietary intellectual property rights from unauthorized use by third parties only to the extent that our proprietary rights are covered by valid and enforceable copyrights or trademarks. Our inability to protect our proprietary rights could materially adversely affect our business prospects and profitability. In addition, if litigation were to take place in connection with the enforcement of our intellectual property rights (or to defend third party claims of infringement against us), there can be no assurance that we would prevail. Legal proceedings could result in substantial costs and diversion of management time and resources and could materially adversely affect our operations and our financial condition.

If a copyright or trademark infringement claim is brought against us for liabilities that are not covered or that exceed our insurance coverage, we could be forced to pay substantial damage awards, which could affect our profitability.

The marketing, sale and webcasting of recorded music and video content, most of which have been created using the input of a number of creative personnel, including musicians, producers, mixers, film directors and others, may result in disputes over ownership of rights. If a dispute arises challenging our ownership or other rights, we may be exposed to copyright and/or trademark claims by third parties. We currently have worldwide errors and omissions liability insurance coverage in the amount of $1,000,000. However, such insurance coverage may not protect us against any or all of the copyright and/or trademark claims, which may be brought against us in the future. In addition, we may not be able to maintain adequate insurance coverage at a commercially reasonable cost or in sufficient amounts or scope to protect us against potential losses.

In the event a copyright and/or trademark claim is brought against us:

•	we may be required to pay legal and other expenses to defend the claim, as well as uncovered damage awards resulting from a claim brought successfully against us; or
•	such party could secure injunctive or other equitable relief, which could effectively block our ability to make, use, sell, distribute or market our products.

If we fail to obtain a necessary licenses or other rights to proprietary rights held by third parties, it could preclude the sale, manufacture, distribution or exhibition of our products and could materially adversely affect our revenue and profitability. Defending any copyright and/or trademark claim or claims could require us to expend significant financial and managerial resources, which could have an adverse effect on our business operations and results of operations.

Copyright laws may negatively affect the value of certain music assets we own.

United States copyright law gives record artists (or their heirs) the right to recapture the rights to their copyrighted material to the extent they are not considered “works made for hire.” If any of our recordings are determined not to be “works made for hire”, the recording artists (or their heirs) will have the right to recapture our rights in those recordings starting 35 years from the date of transfer or assignment of those rights to us. As a result, certain of our assets may be lost if challenged by recording artists seeking to recapture their copyrighted material, thereby potentially negatively affecting our prospects and results of operations.

Our ability to increase our revenue will depend on our ability to increase market penetration of our current social networking and music media products and to evolve our product mix.

The social networking industry and the music industry are, by their nature, businesses that rely upon the acceptance of its creative product by the marketplace. Much of our ability to increase revenue will depend on:

•	expanding the market penetration of our current offerings to consumers; and
•	the successful evolution of our product mix.

While we are constantly evaluating the marketplace and evolving our offerings of content and internet features, we may not be able to anticipate shifting tastes of our customer base and the creative content offered by us may fall out of favor with our consumers. If we are unable to expand the market penetration of our current products or anticipate changes in consumer taste, our revenue could be reduced.

We may not be able to effectively manage our growth, which may harm our profitability.

Our strategy envisions expanding our business.  If we fail to effectively manage our growth, our financial results could be adversely affected.  Growth may place a strain on our management systems and resources.  We must continue to refine and expand our business development capabilities, our systems and processes and our access to financing sources.  As we grow, we must continue to hire, train, supervise and manage new employees.  We cannot assure you that we will be able to:

•	meet our capital needs;
•	expand our systems effectively or efficiently or in a timely manner;
•	allocate our human resources optimally;
•	identify and hire qualified employees or retain valued employees; or
•	incorporate effectively the components of any business that we may acquire in our effort to achieve growth.

If we are unable to manage our growth, our operations and our financial results could be adversely affected by inefficiency, which could diminish our profitability.

We may be unable to obtain additional capital that we will require to implement our business plan, which could restrict our ability to grow.

We expect that our current capital and our other existing resources will be sufficient only to provide a limited amount of working capital, and our revenues alone will not alone be sufficient to fund our operations or planned growth.  We will require additional capital to continue to operate our business beyond the initial phase of our current properties, and to further expand our exploration and development programs.  We may be unable to obtain additional capital required.  Furthermore, inability to maintain capital may damage our reputation and credibility with industry participants.  Although we expect that the proceeds of approximately $800,000 from our recent Offering together with cash flow from operations will be sufficient for the next 12 months, unforeseen circumstances and business setbacks may force us to raise additional funds.  Our inability to raise additional funds when required may have a negative impact on our operations and financial results.

Future acquisitions and future exploration, development, production and marketing activities, as well as our administrative requirements (such as salaries, insurance expenses and general overhead expenses, as well as legal compliance costs and accounting expenses) will require a substantial amount of additional capital and cash flow.

We plan to pursue sources of additional capital through various financing transactions or arrangements, including joint venturing of projects, debt financing, equity financing or other means.  We may not be successful in locating suitable financing transactions in the time period required or at all, and we may not obtain the capital we require by other means.  If we do not succeed in raising additional capital, the capital received through the Offering may not be sufficient to fund our operations going forward without obtaining additional capital financing.

Any additional capital raised through the sale of equity may dilute your ownership percentage.  This could also result in a decrease in the fair market value of our equity securities because our assets would be owned by a larger pool of outstanding equity.  The terms of securities we issue in future capital transactions may be more favorable to our new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, and issuances of incentive awards under equity employee incentive plans, which may have a further dilutive effect.

Our ability to obtain needed financing may be impaired by such factors as the capital markets (both generally and in the social networking and online marketing businesses in particular), our status as a new enterprise without a significant demonstrated operating history, and/or the loss of key management.  Further, prices for on-line advertising and sponsorships decrease, then our revenues will likely decrease, and such decreased revenues may increase our requirements for capital.  If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs (even to the extent that we reduce our operations), we may be required to cease our operations.

We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs.  We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which may adversely impact our financial condition.

Loss of Jonathan Bomser, our President and Chief Executive Officer, could impair our ability to operate.

If we lose our key employees, Jonathan Bomser, our President and Chief Executive Officer, our business could suffer.  Our success is highly dependent on our ability to attract and retain qualified scientific and management personnel.  We are highly dependent on our management. Mr. Bomser has an employment agreement with the Company.  However, the loss of this person’s services could have a material adverse effect on our operations.  If we were to lose this individual, we may experience difficulties in competing effectively, developing our technology and implementing our business strategies.  We do not have key-man life insurance in place for any person working for us.

Our management team does not have extensive experience in public company matters, which could impair our ability to comply with legal and regulatory requirements.

Our management team has had limited public company management experience or responsibilities.  This could impair our ability to comply with legal and regulatory requirements such as the Sarbanes-Oxley Act of 2002 and applicable federal securities laws including filing required reports and other information required on a timely basis.  There can be no assurance that our management will be able to implement and affect programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory compliance and reporting requirements imposed by such laws and regulations.  Our failure to comply with such laws and regulations could lead to the imposition of fines and penalties and further result in the deterioration of our business.

RISKS RELATED TO OUR COMMON STOCK

There has been a limited trading market for our common stock and no market.

There is currently no trading market for our common stock. Although we intend to take all steps necessary to have the common stock included for quotation on the Over-The-Counter Bulletin Board, it is anticipated that there will be a limited trading market for the Company's common stock.  The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable.  The lack of an active market may also reduce the fair market value of your shares.  An inactive market may also impair our ability to raise capital by selling shares of capital stock and may impair our ability to acquire other companies or technologies by using common stock as consideration.

You may have difficulty trading and obtaining quotations for our common stock.

The common stock may not be actively traded, and the bid and asked prices for our common stock on the NASD's Over-the-Counter Bulletin Board may fluctuate widely.  As a result, investors may find it difficult to dispose of, or to obtain accurate quotations of the price of, our securities.  This severely limits the liquidity of the common stock, and would likely reduce the market price of our common stock and hamper our ability to raise additional capital.

The market price of our common stock may, and is likely to continue to be, highly volatile and subject to wide fluctuations.

The market price of our common stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including:

•
dilution caused by our issuance of additional shares of common stock and other forms of equity securities, which we expect to make in the Offering and in connection with future capital financings to fund our operations and growth, to attract and retain valuable personnel and in connection with future strategic partnerships with other companies;

•	announcements of new acquisitions, reserve discoveries or other business initiatives by our competitors;
•	our ability to take advantage of new acquisitions, reserve discoveries or other business initiatives;
•	fluctuations in revenue from our advertising sales business as new media competitors;
•	changes in the market for downloads of music videos and audio recordings;
•	changes in the market for online advertising;
•	quarterly variations in our revenues and operating expenses;
•	changes in the valuation of similarly situated companies, both in our industry and in other industries;
•	changes in analysts’ estimates affecting our Company, our competitors and/or our industry;
•	changes in the accounting methods used in or otherwise affecting our industry;
•	additions and departures of key personnel;
•	announcements of technological innovations or new products available to businesses in the online music media, entertainment, marketing and social networking businesses;
•	fluctuations in interest rates and the availability of capital in the capital markets; and
•
significant sales of our common stock, including sales by the investors following registration of the shares of common stock issued in this Offering and/or future investors in future offerings we expect to make to raise additional capital.

These and other factors are largely beyond our control, and the impact of these risks, singly or in the aggregate, may result in material adverse changes to the market price of our common stock and/or our results of operations and financial condition.

Our operating results may fluctuate significantly, and these fluctuations may cause our stock price to decline.

As a start-up operation, our operating results will likely vary in the future primarily as the result of fluctuations in our revenues and operating expenses. If our results of operations do not meet the expectations of current or potential investors, the price of our common stock may decline.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business.  Therefore, investors will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all.  Investors cannot be assured of a positive return on investment or that they will not lose the entire amount of their investment in the common stock.

Investors in the Offering will experience dilution upon the conversion of Notes and exercise of Warrants.

As a result of the issuance of the Notes and the Warrants under the Loan and Security Agreement, there are Notes and Warrants to purchase an aggregate of 350,000 shares of common stock outstanding, which if converted and exercised, respectively, could decrease the net tangible book value of your common stock.  In addition, in the Share Exchange, one of the Shareholders received warrants to purchase 624,424 shares of common stock. These warrants are exercisable at $0.01 per share.

Applicable SEC rules governing the trading of “penny stocks” limit the trading and liquidity of our common stock, which may affect the trading price of our common stock.

Shares of common stock may be considered a “penny stock” and be subject to SEC rules and regulations which impose limitations upon the manner in which such shares may be publicly traded and regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASD's automated quotation system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market.  The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules which may increase the difficulty investors may experience in attempting to liquidate such securities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of July 31, 2008 with respect to the beneficial ownership of the Company’s outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the named executive officers, directors and director nominees; and (iii) our directors, director nominees and named executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned. Unless otherwise indicated, the address for each shareholder is c/o the Company.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned (1)
Jonathan Bomser (2)	357,508	10.8%

Jeanne Drewsen (3)	45,000	1.5%

Emanuel Gerard (4)	120,000	3.8%

Renea Yamada	235,000	8%

Diane Egger	10,000	*

Todd Bomser	-0-	n/a

Vision Opportunity Master Fund Ltd. (5) 20 West 55th Street, 5th Floor New York, New York 10019	290,576	9.9%

Bleecker Holdings, Inc. (6) 1995 Broadway, Suite 1600 New York, NY 10023	405,000	13.8%

DigitalFX International, Inc. (7) 3035 East Patrick Lane, Suite 9 Las Vegas, Nevada 89120	920,000	31.3%

WF Holdings, LLC (8) 44 Easton Road Westport, CT 06880	405,000	13.8%

All officers and directors as a group (6 persons)	767,508	24.2%
_______________
* Less than one percent.
(1) Beneficial ownership percentages gives effect to the completion of the Share Exchange and issuance of the Notes and Warrants, and are calculated based on 2,935,112 shares of common stock issued and outstanding on July 31, 2008.  Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act.  The number of shares beneficially owned by a person includes shares of common stock underlying options or warrants held by that person that are currently exercisable or exercisable within 60 days of July 31, 2008.  The shares issuable pursuant to the exercise of those options or warrants are deemed outstanding for computing the percentage ownership of the person holding those options and warrants but are not deemed outstanding for the purposes of computing the percentage ownership of any other person.  The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite that person’s name, subject to community property laws, where applicable, unless otherwise noted in the applicable footnote.
(2) Includes 350,000 shares issuable upon exercise of options.
(3) Consists of shares issuable upon exercise of options.
(4) Consists of shares issuable upon exercise of options.
(5) Adam Benowitz and Randy Cohen share investment and dispositive power of the shares held by this entity. Does not include warrants to purchase 629,424 shares of common stock which may not be exercised if such exercise would cause this entity to hold more than 10% of the common stock of the Company.
(6) Joseph Bianco holds investment and dispositive power of the shares held by this entity.
(7) DigitalFX is a publicly traded company.
(8) Ashok Narang holds investment and dispositive power of the shares held by this entity.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

Below are the names and certain information regarding the Company's executive officers, directors and director nominees. Officers are elected annually by the Board of Directors. Unless otherwise indicated, each of the following officers and directors were appointed and elected on July 28, 2008.

Name	Age	Position

MJonathan Bomser	37	President, Chief Executive Officer and Director
Emanuel Gerard	75	Chairman
Jeanne Drewsen	60	Executive Vice President, Secretary and General Counsel
Renea Yamada	44	Director*
Diane Egger	43	Director*
Todd Bomser	41	Chief Financial Officer
___________________
* Previously a director of the Company. To resign upon the Company’s meeting its information obligations under the Securities Exchange Act of 1934, as amended.

Jonathan Bomser. Mr. Bomser has been President and Chief Executive Officer of CJVE since its inception in June 2007. He had been a Senior Project Manager at AOL since November 2006 where he assisted in managing the technology initiatives, creative strategies and business development for AIM Pages.com, AOL's Social Network. From 2003 to 2006 he was an Executive Producer and Founder of En Pea Productions, Inc., a television production company focused on reality television, commercials and music videos. Since May 2006, he has also been consulting for marketing, sales and creative strategies for Veoh.com (a video sharing service), and BigString.com (a publicly traded email company adding social media features to their marketing mix), Vuguru.com (Michael Eisner's production vehicle and online web presence) and others. He has served as a strategy, creative and marketing executive and consultant for other entities including Alliance Entertainment, Caroline Records, Wind Up Records, WPP, Penguin USA, Walt Disney Company, EIU.com and numerous start-ups and reorganizations. Mr. Bomser graduated from Florida International University with a Bachelor of Science in Communications in 1992.

Emanuel Gerard. Mr. Gerard currently serves as an advisor and investor in several private enterprises. From 2003 to 2006, Mr. Gerard served as the Vice Chairman of BMO Capital Markets. Prior thereto Mr. Gerard served as chairman of Gerard Klauer Mattison & Co., an investment banking and boutique equity research firm serving the institutional marketplace, which he founded in 1989 in New York and sold to BMO Financial Group (a subsidiary of the Bank of Montreal) in 2003. Before founding GKM, Mr. Gerard was Co-COO of Warner Communications, Inc. Mr. Gerard holds a BA from Brown University and an MBA from Harvard Business School.

Jeanne Drewsen, Before working with the founding team of C J Vision Enterprises, Inc., Jeanne Drewsen served as Executive Vice President and General Counsel of Sheridan Square Entertainment, Inc. from 2003 to 2007. In this capacity, she handled all the responsibilities of chief corporate legal officer. In addition, as head of business and legal affairs of the company’s V2 and Artemis Record labels, she was responsible for, among other things, negotiating and drafting recording, joint venture, master use, management and employment agreements, advising on legal issues involving intellectual property and employment matters and supervising A&R administration and outside counsel. She worked on contracts and other matters for such artists as White Stripes, The Raconteurs, Moby, Warren Zevon, Steve Earle, Jill Sobule, Lisa Loeb, Blood Brothers, Jesse Malin and many others. Prior to joining the Company, Ms. Drewsen was a member of the legal staff for Alliance Entertainment Corp. where she developed both legal and business expertise relating to the distribution of records produced by independent record labels. Before joining Alliance Entertainment Corp., Ms. Drewsen ran her own literary agency, Jeanne Drewsen Agency, from 1979 until 1995 where she represented the books of clients such as Newbery Honor award winner Suzanne Fisher Staples, astronaut Scott Carpenter, and journalists Thomas McNamee and William Severini Kowinski. Ms. Drewsen is a graduate of Yale Law School. She began her legal career as an associate attorney at the law firm Paul, Weiss, Rifkind, Wharton & Garrison, where she worked on corporate finance matters and corporate transactions.

Renea Yamada. Mrs. Yamada has been involved in retail management for 28 years.  From 1977-1984 and from 1997 to the present, she is the retail manager for Eggers Better Meat, in Spokane, Washington, where she is in charge of customer relations, donations and advertising, as well as managed personnel, scheduling and payroll.  In addition, she cut, prepared and packaged meat products and delivered items to customers.  From 1992-1994, Mrs. Yamada was a sales associate and retail manager for Robinson May Company in Phoenix, Arizona, where she managed inventory control and stocking, as well as resetting product displays.  Between 1994 and 1996, she was an administrative assistant with Concord Confections in Phoenix, Arizona, ordering product and handling all office functions.  From 1996 to 1997, Mrs. Yamada started and operated Eggers Produce in Spokane, Washington.  Mrs. Yamada ran significantly all operations from inventory management to selling produce to customers.

Diane L. Egger.  Mrs. Egger has been involved in retail sales management for 23 years.  From 1999 to the present, she is a department manager for Pumpkin Patch Grocery and Liquor, in Spokane, Washington, where she is in charge of setting sales goals, establishing new accounts, merchandizing, purchasing, inventory control, and employee training.  From 1993 to 1999, Mrs. Eggers was a supply clerk at Sacred Heart Medical Center in Spokane, Washington, where she was in charge of purchasing, and inventory control.  Between 1990 and 1993, she was a Quality Control Inspector at Miles Lavatories Holistersteer in Spokane, Washington, tracking sales and maintaining detailed product quality records and reports.  From 1990-1989, Mrs. Egger was a Department Manager overseeing and responsible for the management of three departments and the employees assigned to each department at Portland Food 4 Less in Portland Oregon.

Todd Bomser. Mr. Bomser has been our Chief Financial Officer since August 1, 2008. He is a partner in the CPA firm of Spiewak, Gottesman, Bomser & Company, P.A. located in Plantation, Florida. His experience includes business plan creation, strategic planning, financial performance modeling and analysis, cash flow management, mergers & acquisitions, Initial Public Offerings, and various general accounting and financial management activities. He has worked with public and private companies as well as franchise organizations in a variety of industries.  Mr. Bomser holds received his Bachelor of Business Administration degree in Accounting from Florida Atlantic University and his Bachelor of Science degree in Business Administration from the University of Florida.  He is a licensed CPA and is an active member of the American Institute of Certified Public Accountants (AICPA) and the Florida Institute of Certified Public Accountants (FICPA). Mr. Bomser has been retained by the Company on a part time basis and it is expected that he will spend approximately 20 hours per week working for the Company.

Family Relationships

Ms Yamada and Egger are sisters in law. Jonathan Bomser and Todd Bomser are brothers.

Employment agreement

CJVE and Jonathan Bomser entered into an employment agreement dated June 15, 2007, as amended by a first amendment to employment agreement dated January 2, 2008, pursuant to which the parties agreed that Mr. Bomser be employed as that company’s President and Chief Executive Officer. The agreement has a term of three years with automatic one year renewals unless either party notifies the other not less than 30 days prior to the expiration of the term of the agreement.

Under the terms of the agreement, Mr. Bomser is paid a base salary of $150,000 per year with a bonus to be determined at the discretion of the Company’s board of directors. Pet Express assumed the employment agreement effective on the date of the completion of the transactions contemplated in the Exchange Agreement. Under the original agreement, Mr. Bomser was entitled to 40% of the company’s option pool reserved by the board of directors for the benefit of the company’s employees; the option pool has been increased since the date of the employment agreement, and at the date of this filing, Mr. Bomser has options to purchase 290,000 shares of the common stock of Pet Express.

On July 28, 2008, Pet Express and Mr. Bomser entered into an agreement to provide additional incentive compensation to Mr. Bomser in connection with his services which are over and above the duties and responsibilities set forth in his employment agreement. Under this incentive agreement, Mr. Bomser is entitled to receive the following percent of the proceeds from certain transactions involving the sale of the Company or a major portion thereof: 5% of the first $10,000,000; 4% of the second $10,000,000, and 2.5% of the next $80,000,000 (and no percent of proceeds in excess of $100,000,000).

Item 3.02 Unregistered Sales of Equity Securities

See Item 2.01 above.

All securities were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, under Section 4(2) thereunder, as they were issued in reliance on the recipients’ representation that they were accredited (as such term is defined in Regulation D), without general solicitation and represented by certificates that were imprinted with a restrictive legend. In addition, all recipients were provided with sufficient access to Company information.

Item 5.01 Changes in Control of Registrant.

See Item 2.01 above.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 2.01 above.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of business acquired.

CJ VISION ENTERPRISES, INC.
(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS

FOR THE PERIOD JUNE 1, 2007 (INCEPTION)
TO DECEMBER 31, 2007

TABLE OF CONTENTS

PAGE

INDEPENDENT AUDITORS’ REPORT	3

FINANCIAL STATEMENTS

BALANCE SHEET	4

STATEMENT OF OPERATIONS	5

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY	6

STATEMENT OF CASH FLOWS	7

NOTES TO FINANCIAL STATEMENTS	8-16

INDEPENDENT AUDITORS’ REPORT

To the Board of Directors of
CJ Vision Enterprises, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of CJ Vision Enterprises, Inc. (a development stage company) as of December 31, 2007 and the related statements of operations, stockholders' equity, and cash flows for the period June 1, 2007 (inception), to December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CJ Vision Enterprises, Inc. (a development stage company) as of December 31, 2007 and the results of its operations and its cash flows for the period from June 1, 2007 (inception), to December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2, the Company has been in the development stage since its inception on June 1, 2007. Realization of a major portion of the assets is dependent on the Company’s ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

KGS LLP
CERTIFIED PUBLIC ACCOUNTANTS

Jericho, New York July 8, 2008

CJ VISION ENTERPRISES, INC.
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

AS OF DECEMBER 31, 2007

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$288,903
Prepaid expenses	8,218
TOTAL CURRENT ASSETS	297,121

OFFICE EQUIPMENT AND WEBSITE DESIGN COSTS, net	344,286

TOTAL ASSETS	$641,407

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$43,880

COMMITMENTS AND CONTINGENCIES

SERIES A, PREFERRED STOCK, $3,000 liquidation preference 8% cumulative annual dividend, authorized 1,000 shares, issued and outstanding 72 shares	216,000

STOCKHOLDERS’ EQUITY (1)
Preferred stock, $0.001 par value, authorized 4,999,000 shares : none issued	0
Common stock, $0.01 par value, authorized 5,000,000 shares, issued and outstanding 1,980,000 shares	19,800
Additional paid-in capital	1,503,998
Deficit accumulated during the development stage	(1,142,271)

TOTAL STOCKHOLDERS’ EQUITY	381,527

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$641,407

(1)	Share amounts and per share data have been retroactively restated to reflect a stock split effected January 10, 2008 for each share of common stock.

The accompanying notes are an integral part of these financial statements.

CJ VISION ENTERPRISES, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

FOR THE PERIOD JUNE 1, 2007 (INCEPTION) TO DECEMBER 31, 2007

REVENUES
Other income	$1,699
TOTAL REVENUES	1,699

EXPENSES
Operating expenses	1,029,160
Administrative expenses	90,705
Depreciation and amortization	27,801
TOTAL EXPENSES	1,147,666

LOSS FROM OPERATIONS	(1,145,967)

INTEREST INCOME	23,494

NET LOSS	$(1,122,473)

The accompanying notes are an integral part of these financial statements.

CJ VISION ENTERPRISES, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD JUNE 1, 2007 (INCEPTION) TO DECEMBER 31, 2007

	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Total
ISSUANCE OF COMMONSTOCK	$2	$1,503,998	$-	$1,504,000

STOCK SPLIT - JANUARY 10, 2008	19,798	-	(19,798)	-

NET LOSS	-	-	(1,122,473)	(1,122,473)

BALANCE- END	$19,800	$1,503,998	$(1,142,271)	$381,527

The accompanying notes are an integral part of these financial statements.

CJ VISION ENTERPRISES, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

FOR THE PERIOD JUNE 1, 2007 (INCEPTION) TO DECEMBER 31, 2007

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,122,473)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Depreciation and amortization	27,801
Increase in prepaid expenses	(8,218)
Increase in accounts payable and accrued expenses	43,880
Net cash used by operating activities	(1,059,010)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of office equipment	(93,029)
Costs of website design	(279,058)
Net cash used by investing activities	(372,087)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of preferred stock	216,000
Proceeds from issuance of common stock	1,504,000
Net cash provided by financing activities	1,720,000

Net increase in cash	288,903

CASH AND CASH EQUIVALENTS - BEGINNING	-

CASH AND CASH EQUIVALENTS - END	$288,903

The accompanying notes are an integral part of these financial statements.

CJ VISION ENTERPRISES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

NOTE 1:	ORGANIZATION AND NATURE OF BUSINESS

CJ Vision Enterprises, Inc. (the “Company”) was formed on June 1, 2007 to conduct a business as a web commerce merchant through "WOOZYFLY.com" which is an internet music site and a social networking service that allows members to create unique personal profiles online in order to find and communicate with old and new friends, and to listen to and play music.

NOTE 2:	DEVELOPMENT STAGE OPERATIONS

The Company has been in the development stage since its formation on June 1, 2007. The Company initially issued 198 shares of common stock and 72 shares of Series A redeemable convertible preferred stock to the stockholders who contributed capital of $1,504,000 and $216,000, respectively. The common stock was subsequently split on January 10, 2008. The accompanying financials reflect the stock split and as such the authorized and outstanding common stock has been retroactively restated. The stock split was in the form of a stock dividend since par value did not change.

NOTE 3:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who are responsible for their integrity and objectivity. These accounting policies are in conformity with accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Cash and Cash Equivalents
The Company considers all short-term investments purchased, with an original maturity of three months or less, to be cash equivalents. Accounts in the Company’s banking institutions may at times exceed federally insured limits.

Advertising
Advertising costs are expensed as incurred and amounted to $30,681.

CJ VISION ENTERPRISES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

NOTE 3:	SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Office Equipment and Website Design Costs
Office equipment is carried at cost. Depreciation is calculated using the straight line method over the estimated useful lives of the related assets ranging from 5-7 years. Expenditures for repairs and maintenance are charged to expense as incurred. Costs incurred in website design are accounted for under Emerging Issues Task Force 00-2, Accounting for Web Site Development Costs, whereby direct costs related to development and enhancement of internal use software is capitalized, and costs related to maintenance are expensed as incurred. These website development costs are amortized on a straight line basis over the estimated useful life of five years.

Impairment of Long-Lived Assets
Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the net carrying amount of an asset to future net undiscounted cash flows expected to be generated by the asset. If such amounts are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Income Taxes
The Company accounts for income taxes according to the provisions of SFAS No. 109, Accounting for Income Taxes (“SFAS 109”). SFAS 109 requires recognition of deferred tax assets and liabilities to reflect the expected future tax consequences of temporary differences between the financial statement and tax basis of assets and liabilities. Deferred tax assets are reduced by a valuation allowance when it is more likely than not that some or all of the deferred tax asset will not be realized.

CJ VISION ENTERPRISES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

NOTE 3:	SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes (continued)
Based upon continued assessment of the realization of the net deferred tax asset and the initial year operating loss, the Company concluded that it was appropriate to establish a full valuation allowance for the net deferred tax asset in 2007. In future periods, the Company's earnings or losses will not be tax-effected until such time as the certainty of future tax benefits can be reasonably assured.

At December 31, 2007, the Company had a net operating loss of approximately $1,063,429 which is available to reduce taxable income if any in subsequent years and expires in 20 years.

Stock Based Compensation
The Company accounts for stock options and warrants using the fair value recognition provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123 (Revised 2004), “Share-Based Payment,” (“SFAS 123(R)”). SFAS 123(R) addresses all forms of share based compensation awards including shares issued under employment stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS 123(R), share based payment awards will be measured at fair value on the awards grant date, based on the estimated number of awards that are expected to vest and will be reflected as compensation expense in the financial statements.

Recently Issued Accounting Pronouncements
In September 2006, the Financial Accounting Standards Board (‘‘FASB’’) issued SFAS No. 157 (‘‘SFAS 157’’), ‘‘Fair Value Measurements.’’ Among other requirements, SFAS 157 defines fair value and establishes a framework for measuring fair value and also expands disclosure about the use of fair value to measure asset and liabilities. SFAS 157 is effective beginning the first fiscal year that begins after November 15, 2007. The Company is currently evaluating the impact of SFAS 157 on its financial position and results of operations.

In February 2007, the FASB issued SFAS No. 159 (“SFAS 159”) ‘‘The Fair Value Opinion for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115’’ which permits entities to choose to measure many financial instruments and certain other items at fair value.

CJ VISION ENTERPRISES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

NOTE 3:	SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Pronouncements (continued)
The fair value option established by this Statement permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. Adoption is required for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS 159. The Company is currently evaluating the expected effect of SFAS 159 on its financial statements and is currently not yet in a position to determine such effects.

In December 2007, the Financial Accounting Standards Board (‘‘FASB’’) issued Statement of Financial Accounting Standards No. 141 (revised 2007), Business Combinations (‘‘SFAS 141(R)’’). SFAS 141(R) changes accounting for acquisitions that close beginning in 2009 in a number of areas including the treatment of contingent consideration, contingencies, acquisition costs, IPR&D and restructuring costs. More transactions and events will qualify as business combinations and will be accounted for at fair value under the new standard. SFAS 141(R) promotes greater use of fair values in financial reporting. In addition, under SFAS 141(R), changes in deferred tax asset valuation allowances and acquired income tax uncertainties in a business combination after the measurement period will impact income tax expense. Some of the changes will introduce more volatility into earnings. SFAS 141(R) is effective for fiscal years beginning on or after December 15, 2008. The Company has not yet determined the impact this standard will have on its financial statements.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51 (‘‘SFAS 160’’). SFAS 160 will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests (NCI) and classified as a component of equity. This new consolidation method will significantly change the accounting for transactions with minority interest holders. SFAS 160 is effective for fiscal years beginning after December 15, 2008. The Company has not yet determined the impact, if any, of SFAS 160 on its financial statements.

CJ VISION ENTERPRISES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

NOTE 3:	SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Pronouncements (continued)
In December 2007, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 110 (“SAB 110”). SAB 110 amends and replaces Question 6 of Section D.2 of Topic 14, Share-Based Payment of the Staff Accounting Bulletin series. Question 6 of Section D.2 of Topic 14 expresses the views of the staff regarding the use of the “simplified” method in developing an estimate of the expected term of “plain vanilla” share options and allows usage of that method for option grants prior to December 31, 2007. SAB 110 allows public companies which do not have sufficient historical experience to provide a reasonable estimate to continue the use of this method for estimating the expected term of “plain vanilla” share option grants after December 31, 2007. The adoption of this pronouncement by the Company has not had an effect on its financial statements.

In February 2008, the FASB issued Staff Position No. FAS 140-3, “Accounting for Transfers of Financial Assets and Repurchase Financing Transactions,” which provides guidance on accounting for a transfer of a financial asset and a repurchase financing. This accounting guidance presumes that an initial transfer of a financial asset and a repurchase financing are considered part of the same arrangement (linked transaction) under SFAS No. 140. However, if certain criteria are met, the initial transfer and repurchase financing shall be evaluated separately under SFAS No. 140. Staff Position No. FAS 140-3 will be effective for financial statements issued for fiscal years beginning after November 15, 2008, and for interim periods within those fiscal years. Early adoption is prohibited. Management is evaluating the potential effect this guidance may have on its financial condition and results of operations.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities - an amendment of FASB Statement No. 133,” (“SFAS 161”) as amended and interpreted, which requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. Disclosing the fair values of derivative instruments and their gains and losses in a tabular format provides a more complete picture of the location in an entity’s financial statements of both the derivative positions existing at period end and the effect of using derivatives during the reporting period.

CJ VISION ENTERPRISES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

NOTE 3:	SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Pronouncements (continued)
Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Early adoption is permitted, but not expected.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE 4:	OFFICE EQUIPMENT AND WEBSITE DESIGN COSTS

Office equipment and website design costs consist of the following:
Equipment	$89,316
Furniture and fixtures	3,713
Website design costs	279,058
372,087
Less: Accumulated depreciation	27,801
Property and equipment at net book value	$344,286

Depreciation expense was $27,801 in 2007.

NOTE 5:	STOCK BASED COMPENSATION

On June 1, 2007 The Company adopted (“SFAS No. 123(R)”), ‘‘Share-Based Payment,’’ which requires the measurement and recognition of compensation cost at the fair value for all share-based payments, including stock options and stock purchased at a discount through a stock purchase plan.

The Company adopted the Stock Plan, which provides for the granting of restricted common stock of the Company and stock options (which may constitute incentive stock options or non-statutory stock options) to acquire common stock of the Company.  The purpose of the Stock Plan is to encourage employees, consultants and directors who are not employees to acquire a proprietary interest in the growth and performance of the Company.

CJ VISION ENTERPRISES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

NOTE 5:	STOCK BASED COMPENSATION (continued)

During June, 2007, the Company granted one member of the Company’s Board of Directors an option to purchase up to a total of 120,000 shares (post stock split) of common stock at a price of $1.00 per share. This option expires on June 15, 2010. Additional Members of the Board of Directors were granted options to purchase up to a total of 240,000 shares (post stock split) of common stock at a price of $2.25 per share. The Company also granted additional employees options to acquire 112,500 shares (post stock split) at an exercise price of $1.00 per share.

The Company accounted for the fair value of these options as an expense of operations resulting in a charge directly to formation and operating costs. The Company estimates that the fair value of this option is approximately $0 using a Black-Scholes option-pricing model.

NOTE 6:	COMMITMENTS AND CONTINGENCIES

Leases and related party
The Company subleases its office facilities from a related party for a twelve month period commencing December 1, 2007 and expiring November 30, 2008 at a minimum rental of $13,000 per month. Prior to December 1, 2007, the Company was renting on a month to month basis from a Board member and related party and paid $61,765 in rent. Rent expense charged to operations in 2007 was $ 74,765. Minimum future rentals are as follows:

Year	Amount
2008	$143,000

Commitments
The Company entered into an employment contract with its president that provides for a base annual salary, bonuses based on the Company's discretion and stock options of 120,000 shares (post stock split) at $1.00 per share for a period of three years but can be terminated after one year with notice. At December 31, 2007, the total commitment through June 15, 2010, excluding bonus was $450,000.

The Company entered into an agreement with a company owned by a Board member whereby that company would allow CJ Vision Enterprises, Inc. use of their recording studio and engineers at agreed upon times in exchange for reimbursement of out of pocket costs, promotion rights, and a future split on revenue, if any. The agreement was amended, on January 10, 2008, to

CJ VISION ENTERPRISES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

NOTE 6:	COMMITMENTS AND CONTINGENCIES (continued)

Commitments (continued)
provide the Company with 100 recording sessions at a rate of $2,000 per session through December 31, 2008.  Subsequent to year end the Company issued 60,060 shares of Common Stock in lieu of payment. (See Note 8)

Additional options were granted to other original employees of the Company in June of 2007 of 105,000 shares (post stock split) at $1.00 per share and director options of 240,000 shares (post stock split) at $2.25 per share.

NOTE 7:	PREFERRED STOCK AND DIVIDEND

The Company’s Series A Preferred Stock has a stated value of $3,000, accrues dividends at a rate of 8% per annum payable quarterly in arrears cumulatively, has a liquidation preference of $3,000 per share plus accrued and unpaid dividends (the "Series A Liquidation Preference") and entitles the holder thereof to the number of votes equal to the number of common shares into which such shares of Series A Preferred Stock is convertible, determined by dividing such share’s Series A Preferred Liquidation Amount by such share’s then Conversion Price per outstanding share, voting together as a class with the holders of shares of outstanding common shares (and any other series or classes entitled to vote therewith) on all matters submitted for a stockholder vote. The Conversion Price shall be adjusted proportionately if the Company subdivides the outstanding common shares or issues a dividend on its outstanding common shares payable in common shares. The Series A Preferred Stock is redeemable at the Series A Liquidation Preference (I) at the holder's option, after January 1, 2008, and (ii) at the Company's option, after June 1, 2012. Prior to the stock split on January 10, 2008 each share of Series A Preferred Stock was convertible into one share of the Company’s common share; thereafter each share is convertible into 10,000 common shares. At December 31, 2007, cumulative preferred stock dividends in arrears amounted to $8,640.

NOTE 8:	SUBSEQUENT EVENTS

On January 10, 2008, the Company did a 10,000:1 stock split. For accounting purposes, the stock split was treated as a large stock dividend. As stated previously, the accompanying statements retroactively reflect this stock split. The Company also granted certain options to employees, directors, and consultants amounting to 274,835 shares (post split shares) at varying prices.

CJ VISION ENTERPRISES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2007

NOTE 8:	SUBSEQUENT EVENTS (continued)

During 2008 the Company sold 172,044 common shares at $3.33 for a total of $572,907.

A loan of $297,504 was made to the Company. In addition, loans of $350,000 were issued to the Company which are convertible to 87,500 shares of common stock at $4 per share. These notes are secured by the assets of the Company. Three of these loans also entitle the holders to 65,625 warrants. Upon surrender of a warrant, the holder is entitled to purchase one share of the Company’s common stock for $4. Additionally, warrants to purchase 4,511 shares of the Company common stock for $3.33 were issued.

CJ VISION ENTERPRISES, INC.
(A DEVELOPMENT STAGE COMPANY)

FINANCIAL STATEMENTS
(UNAUDITED)

FOR THE PERIOD JANUARY 1, 2008
TO MARCH 31, 2008

TABLE OF CONTENTS

PAGE

FINANCIAL STATEMENTS

BALANCE SHEET	3

STATEMENT OF OPERATIONS	4

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY	5

STATEMENT OF CASH FLOWS	6

NOTES TO FINANCIAL STATEMENTS	7-15

CJ VISION ENTERPRISES, INC.
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

	As of December 31, 2007	As of March 31, 2008
		(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$288,903	$2,594
Accounts receivable	-	2,906
Prepaid expenses	8,218	5,624
TOTAL CURRENT ASSETS	297,121	11,124

OFFICE EQUIPMENT AND WEBSITE DESIGN COSTS, net	344,286	348,406

TOTAL ASSETS	$641,407	$359,530

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$43,880	$106,663
Loans payables	-	209,020
TOTAL CURRENT LIABILITIES	43,880	315,683

COMMITMENTS AND CONTINGENCIES

SERIES A, PREFERRED STOCK, $3000 liquidation preference 8% cumulative annual dividend, authorized 1000 shares, issued and outstanding 72 shares	216,000	216,000

STOCKHOLDERS’ EQUITY (1)
Preferred stock, $0.01 par value, authorized 4,999,000 shares: none issued	0	0
Common stock, $0.01 par value, authorized 5,000,000 shares, issued and outstanding 1,980,000 and 2,031,900 shares, respectively	19,800	20,319
Additional paid-in capital	1,503,998	1,676,459
Deficit accumulated during the development stage	(1,142,271)	(1,868,931)

TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	381,527	(172,153)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$641,407	$359,530

See accompanying notes.

CJ VISION ENTERPRISES, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

Three Months Ended March 31, 2008
(unaudited)
REVENUES
Other income	$1,413
TOTAL REVENUES	1,413

EXPENSES
Operating expenses	582,259
Administrative expenses	141,776
Depreciation and amortization	4,598
TOTAL EXPENSES	728,633
LOSS FROM OPERATIONS	(727,220)

INTEREST INCOME	560
NET LOSS	$(726,660)

See accompanying notes.

CJ VISION ENTERPRISES, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ EQUITY

For the Three Months Ended March 31, 2008 (Unaudited)

	Common Stock	Additional Paid-In Capital	Accumulated Deficit	Total
BALANCE - BEGINNING	19,800	1,503,998	$(1,142,271)	$381,527

SALE OF STOCK	519	172,461		172,980

NET LOSS			(726,660)	(726,660)

BALANCE - END	$20,319	$1,676,459	$(1,868,931)	$(172,153)

See accompanying notes.

CJ VISION ENTERPRISES, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

Three Months Ended March 31, 2008
(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(726,660)
Adjustments to reconcile net loss to net cash provided (used) by operating activities:
Depreciation and amortization	4,598
Increase in accounts receivable	(2,906)
Decrease in prepaid expenses	2,595
Increase in accounts payable and accrued expenses	62,783
Increase in loans payable	209,020
Net cash used by operating activities	(450,570)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of office equipment	(8,719)
Net cash used by investing activities	(8,719)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	172,980
Net cash provided by financing activities	172,980

Net increase in cash	(286,309)

CASH AND CASH EQUIVALENTS - BEGINNING	288,903

CASH AND CASH EQUIVALENTS - END	$2,594

See accompanying notes.

CJ VISION ENTERPRISES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS (Unaudited)

MARCH 31, 2008

NOTE 1:	ORGANIZATION AND NATURE OF BUSINESS

CJ Vision Enterprises, Inc. (the “Company”) was formed on June 1, 2007 to conduct a business as a web commerce merchant through "WOOZYFLY.com" which is an internet music site and a social networking service that allows members to create unique personal profiles online in order to find and communicate with old and new friends, and to listen to and play music.

NOTE 2:	DEVELOPMENT STAGE OPERATIONS

The Company has been in the development stage since its formation on June 1, 2007. The Company initially issued 198 shares of common stock and 72 shares of Series A redeemable convertible preferred stock to the stockholders who contributed capital of $1,504,000 and $216,000, respectively. The common stock was subsequently split on January 10, 2008. The financials for the period ended December 31, 2007 reflected the stock split and as such the authorized and outstanding common stock had been retroactively stated. The stock split was in the form of a stock dividend since par value did not change. In January, 2008, the Company had a private offering and sold 51,946 shares at $3.33 for a total of $172,980.

NOTE 3:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who are responsible for their integrity and objectivity. These accounting policies are in conformity with accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Cash and Cash Equivalents
The Company considers all short-term investments purchased, with an original maturity of three months or less, to be cash equivalents. Accounts in the Company’s banking institutions may at times exceed federally insured limits.

CJ VISION ENTERPRISES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS (Unaudited)

MARCH 31, 2008

NOTE 3:	SIGNIFICANT ACCOUNTING POLICIES (continued)

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Office Equipment and Website Design Costs
Office equipment is carried at cost. Depreciation is calculated using the straight line method over the estimated useful lives of the related assets ranging from 5-7 years. Expenditures for repairs and maintenance are charged to expense as incurred. Costs incurred in website design are accounted for under Emerging Issues Task Force 00-2, Accounting for Web Site Development Costs, whereby direct costs related to development and enhancement of internal use software is capitalized, and costs related to maintenance are expensed as incurred. These website development costs are amortized on a straight line basis over the estimated useful life of five years.

Impairment of Long-Lived Assets
Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the net carrying amount of an asset to future net undiscounted cash flows expected to be generated by the asset. If such amounts are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

Income Taxes
The Company accounts for income taxes according to the provisions of SFAS No. 109, Accounting for Income Taxes (“SFAS 109”). SFAS 109 requires recognition of deferred tax assets and liabilities to reflect the expected future tax consequences of temporary differences between the financial statement and tax basis of assets and liabilities. Deferred tax assets are reduced by a valuation allowance when it is more likely than not that some or all of the deferred tax asset will not be realized.

CJ VISION ENTERPRISES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS (Unaudited)

MARCH 31, 2008

NOTE 3:	SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes (continued)
Based upon continued assessment of the realization of the net deferred tax asset and the initial year operating loss, the Company concluded that it was appropriate to establish a full valuation allowance for the net deferred tax asset in 2007. In future periods, the Company's earnings or losses will not be tax-effected until such time as the certainty of future tax benefits can be reasonably assured.

At December 31, 2007, the Company had a net operating loss of approximately $1,063,429 which is available to reduce taxable income if any in subsequent years and expires in 20 years.

Stock Based Compensation
The Company accounts for stock options and warrants using the fair value recognition provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123 (Revised 2004), “Share-Based Payment,” (“SFAS 123(R)”). SFAS 123(R) addresses all forms of share based compensation awards including shares issued under employment stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS 123(R), share based payment awards will be measured at fair value on the awards grant date, based on the estimated number of awards that are expected to vest and will be reflected as compensation expense in the financial statements.

Advertising
Advertising costs are expensed as incurred and amounted to $3,192.

Recently Issued Accounting Pronouncements
In September 2006, the Financial Accounting Standards Board (‘‘FASB’’) issued SFAS No. 157 (‘‘SFAS 157’’), ‘‘Fair Value Measurements.’’ Among other requirements, SFAS 157 defines fair value and establishes a framework for measuring fair value and also expands disclosure about the use of fair value to measure asset and liabilities. SFAS 157 is effective beginning the first fiscal year that begins after November 15, 2007. The Company is currently evaluating the impact of SFAS 157 on its financial position and results of operations.

CJ VISION ENTERPRISES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS (Unaudited)

MARCH 31, 2008

NOTE 3:	SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Pronouncements (continued)
In February 2007, the FASB issued SFAS No. 159 (“SFAS 159”) ‘‘The Fair Value Opinion for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115’’ which permits entities to choose to measure many financial instruments and certain other items at fair value. The fair value option established by this Statement permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. Adoption is required for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS 159. The Company is currently evaluating the expected effect of SFAS 159 on its financial statements and is currently not yet in a position to determine such effects.

In December 2007, the Financial Accounting Standards Board (‘‘FASB’’) issued Statement of Financial Accounting Standards No. 141 (revised 2007), Business Combinations (‘‘SFAS 141(R)’’). SFAS 141(R) changes accounting for acquisitions that close beginning in 2009 in a number of areas including the treatment of contingent consideration, contingencies, acquisition costs, IPR&D and restructuring costs. More transactions and events will qualify as business combinations and will be accounted for at fair value under the new standard. SFAS 141(R) promotes greater use of fair values in financial reporting. In addition, under SFAS 141(R), changes in deferred tax asset valuation allowances and acquired income tax uncertainties in a business ombination after the measurement period will impact income tax expense. Some of the changes will introduce more volatility into earnings. SFAS 141(R) is effective for fiscal years beginning on or after December 15, 2008. The Company has not yet determined the impact this standard will have on its financial statements.

In December 2007, the FASB issued Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51 (‘‘SFAS 160’’). SFAS 160 will change the accounting and reporting for minority interests, which will be recharacterized as noncontrolling interests (NCI) and classified as a component of equity.

CJ VISION ENTERPRISES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS (Unaudited)

MARCH 31, 2008

NOTE 3:	SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Pronouncements (continued)
This new consolidation method will significantly change the accounting for transactions with minority interest holders. SFAS 160 is effective for fiscal years beginning after December 15, 2008. The Company has not yet determined the impact, if any, of SFAS 160 on its financial statements.

In December 2007, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 110 (“SAB 110”). SAB 110 amends and replaces Question 6 of Section D.2 of Topic 14, Share-Based Payment of the Staff Accounting Bulletin series. Question 6 of Section D.2 of Topic 14 expresses the views of the staff regarding the use of the “simplified” method in developing an estimate of the expected term of “plain vanilla” share options and allows usage of that method for option grants prior to December 31, 2007. SAB 110 allows public companies which do not have sufficient historical experience to provide a reasonable estimate to continue the use of this method for estimating the expected term of “plain vanilla” share option grants after December 31, 2007. The adoption of this pronouncement by the Company has not had an effect on its financial statements.

In February 2008, the FASB issued Staff Position No. FAS 140-3, “Accounting for Transfers of Financial Assets and Repurchase Financing Transactions,” which provides guidance on accounting for a transfer of a financial asset and a repurchase financing. This accounting guidance presumes that an initial transfer of a financial asset and a repurchase financing are considered part of the same arrangement (linked transaction) under SFAS No. 140. However, if certain criteria are met, the initial transfer and repurchase financing shall be evaluated separately under SFAS No. 140. Staff Position No. FAS 140-3 will be effective for financial statements issued for fiscal years beginning after November 15, 2008, and for interim periods within those fiscal years. Early adoption is prohibited. Management is evaluating the potential effect this guidance may have on its financial condition and results of operations.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities - an amendment of FASB Statement No. 133,” (“SFAS 161”) as amended and interpreted, which requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting.

CJ VISION ENTERPRISES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS (Unaudited)

MARCH 31, 2008

NOTE 3:	SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently Issued Accounting Pronouncements (continued)
Disclosing the fair values of derivative instruments and their gains and losses in a tabular format provides a more complete picture of the location in an entity’s financial statements of both the derivative positions existing at period end and the effect of using derivatives during the reporting period. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Early adoption is permitted, but not expected.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying financial statements.

NOTE 4:	OFFICE EQUIPMENT AND WEBSITE DESIGN COSTS

Office equipment and website design costs consist of the following:

Equipment	$98,035
Furniture and fixtures	3,713
Website design costs	279,058
380,806
Less: Accumulated depreciation	32,400
Property and equipment at net book value	$348,406

Depreciation expense was $4,598 for the three month ended March 31, 2008.

NOTE 5:	STOCK BASED COMPENSATION

On June 1, 2007 The Company adopted (“SFAS No. 123(R)”), ‘‘Share-Based Payment,’’ which requires the measurement and recognition of compensation cost at the fair value for all share-based payments, including stock options and stock purchased at a discount through a stock purchase plan.

CJ VISION ENTERPRISES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS (Unaudited)

MARCH 31, 2008

NOTE 5:	STOCK BASED COMPENSATION (continued)

The Company adopted the Stock Plan, which provides for the granting of restricted common stock of the Company and stock options (which may constitute incentive stock options or non-statutory stock options) to acquire common stock of the Company.  The purpose of the Stock Plan is to encourage employees, consultants and directors who are not employees to acquire a proprietary interest in the growth and performance of the Company.

During June, 2007, the Company granted one member of the Company’s Board of Directors an option to purchase up to a total of 120,000 shares (post stock split) of common stock at a price of $1.00 per share. This option expires on June 15, 2010. Additional members of the Board of Directors were granted options to purchase up to a total of 240,000 shares (post stock split) of common stock at a price of $2.25 per share.The Company also granted additional employees options to acquire 112,500 shares (post stock split) at an exercise price of $1.00 per share. In January, 2008, the Company also granted certain options to employees, directors, and consultants amounting to 274,835 shares at varying prices.

The Company accounted for the fair value of these options as an expense of operations resulting in a charge directly to formation and operating costs. The Company estimates that the fair value of this option is approximately $0 using a Black-Scholes option-pricing model.

NOTE 6:	COMMITMENTS AND CONTINGENCIES

Leases and related party

The Company subleases its office facilities from a related party for a twelve month period commencing December 1, 2007 and expiring November 30, 2008 at a minimum rental of $13,000 per month. Rent expense charged to operations for the three month ended march 31, 2008 was $ 28,038. Minimum future rentals are as follows:

Year	Amount
2008	$104,000

CJ VISION ENTERPRISES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS (Unaudited)

MARCH 31, 2008

NOTE 6:	COMMITMENTS AND CONTINGENCIES (continued)

Commitments
The Company entered into an employment contract with its president that provides for a base annual salary, bonuses based on the Company's discretion and stock options of 120,000 shares (post stock split) at $1.00 per share for a period of three years but can be terminated after one year with notice. At March 31, 2008, the total commitment through June 15, 2010, excluding bonus was $450,000.

The Company entered into an agreement with a company owned by a Board member whereby that company would allow CJ Vision Enterprises, Inc. use of their recording studio and engineers at agreed upon times in exchange for reimbursement of out of pocket costs, promotion rights, and a future split on
Revenue, if any. The agreement was amended, on January 10, 2008, to provide the Company with 100 recording sessions at a rate of $2,000 per session through December 31, 2008.  Subsequent to March 31,2007, the Company issued 60,060 shares of Common Stock in lieu of payment.

Additional options were granted to other original employees of the Company in June of 2007 of 105,000 shares (post stock split) at $1.00 per share and director options of 240,000 shares (post stock split) at $2.25 per share. In January, 2008, the Company also granted certain options to employees, directors, and consultants amounting to 274,835 shares (post split shares) at varying prices.

NOTE 7:	PREFERRED STOCK AND DIVIDEND

The Company’s Series A Preferred Stock has a stated value of $3,000, accrues dividends at a rate of 8% per annum payable quarterly in arrears cumulatively, has a liquidation preference of $3,000 per share plus accrued and unpaid dividends (the "Series A Liquidation Preference") and entitles the holder thereof to the number of votes equal to the number of common shares into which such shares of Series A Preferred Stock is convertible, determined by dividing such share’s Series A Preferred Liquidation Amount by such share’s then Conversion Price per outstanding share, voting together as a class with the holders of shares of outstanding common shares (and any other series or classes entitled to vote therewith) on all matters submitted for a stockholder vote. The Conversion Price shall be adjusted proportionately if the Company subdivides the outstanding common shares or issues a dividend on its outstanding common shares payable in common shares. The Series A Preferred Stock is redeemable at the Series A Liquidation Preference (i) at the holder's option, after January 1, 2008, and (ii) at the Company's option, after June 1, 2012. Prior to the stock split on January 10, 2008 each share of Series A Preferred Stock was convertible into one share of the Company’s common share; thereafter each share is convertible into 10,000 common shares. At December 31, 2007, cumulative preferred stock dividends in arrears amounted to $8,640.

CJ VISION ENTERPRISES, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS (Unaudited)

MARCH 31, 2008

NOTE 8:	SUBSEQUENT EVENTS

The Company also granted certain options to employees, directors, and consultants amounting to 274,835 shares (post split shares) at varying prices. Subsequent to March 31, 2008, the Company sold an additional 120,098 shares at $3.33 for a total of $399,927.

A loan of $297,504 was made to the Company.  In addition, loans of $350,000 were issued to the Company which are convertible to 87,500 shares of common stock at $4 per share.  Three of these loans also entitle the holders to 65,625 warrants.  Upon surrender of a warrant, the holder is entitled to purchase one share of the Company’s common stock for $4.

(b) Pro forma financial information.

Not applicable.

(c) Exhibits

Exhibit Number	Description

2.1	Share Exchange Agreement

4.1	Form of Warrant

4.2	Form of Note

10.1	Loan and Security Agreement

10.2	Employment Agreement between CJ Vision Enterprises, Inc. and Jonathan Bomser

10.3	Sublease Agreement between JSM Music, Inc. and CJ Vision Enterprises, Inc.

10.4	Executive Compensation Agreement dated July 28, 2008 between the Company and Jonathan Bomser

10.5	Employment Agreement between the Company and Todd Bomser

10.6	Consulting Agreement between the Company and Spiewak, Gottesman et al.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2008

PET EXPRESS SUPPLY, INC.

/s/ Todd Bomser
By: Todd Bomser
Chief Financial Officer